Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-119732) on Form S-8 of Atlantic Coast Federal Corporation of our report dated July 13, 2011, relating to our audit of the financial statements, included in the Annual Report on Form 11-K of Atlantic Coast Bank Employees’ Savings and Profit Sharing Plan and Trust for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP

Orlando, Florida
July 13, 2011